Exhibit 15

September 2, 2021

To the Board of Directors and Shareholders of Bath & Body Works, Inc.

We are aware of the incorporation by reference in the following Registration Statements of Bath & Body Works, Inc.:

Registration Statement (Form S-8 No. 333-251226)
Registration Statement (Form S-8 No. 333-206787)
Registration Statement (Form S-3 ASR No. 333-229414)
Registration Statement (Form S-4 No. 333-227288);

of our report dated September 2, 2021 relating to the unaudited consolidated interim financial statements of Bath & Body Works, Inc. that are included in its Form 10-Q for the quarter ended July 31, 2021.

/s/ Ernst & Young LLP

Grandview Heights, Ohio